Exhibit 23.1

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Commission File Nos. 333-42253 and 333-51337) and in the related Prospectuses of our report dated February 6, 1999, with respect to the consolidated financial statements of BAB Holdings, Inc. as of and for the year ended November 30, 1998 included in this Annual Report (Form 10-KSB) for the year ended November 30, 1998.

    /s/ Blackman Kallick Bartelstein, LLP



BLACKMAN  KALLICK BARTELSTEIN, LLP
CHICAGO, ILLINOIS
FEBRUARY 26, 1999